UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 15, 2005
INTERWOVEN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27389 (Commission File Number)	77-0523543 (IRS Employer Identification No.)

803 11TH Avenue (Address of principal executive offices)	Sunnyvale, CA 94089 (Zip code)
Registrant’s telephone number, including area code: (408) 774-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 15, 2005, Interwoven, Inc.’s Board of Directors approved an increase in compensation for non-employee members of the Board by establishing fees for service on the three standing committees of the Board. The fees for committee service are as follows:
(1)	each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors will receive a fee of $5,000 per year for service on each such committee.

(2)	in addition, the chairperson of the Audit Committee will receive a fee of $5,000 per year and the chairperson of the Compensation Committee will receive a fee of $2,500 per year for serving as chairpersons of those committees.
Each non-employee director will continue to receive an annual fee of $20,000 per year. In addition, the Lead Independent Director will continue to be paid an additional $10,000 per year for his or her services in that capacity. A summary of the non-employee director compensation arrangements reflecting these amendments is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Summary of Interwoven, Inc. Non-employee Director Compensation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
September 21, 2005	By:	/s/ JOHN E. CALONICO, JR.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Summary of Interwoven, Inc. Non-employee Director Compensation